                                                                    EXHIBIT 21.2


                         SUBSIDIARIES OF THE REGISTRANT

NAME OF                     STATE OF              SUBSIDIARIES
SUBSIDIARIES                INCORPORATION         ARE DOING BUSINESS AS
------------                -------------         ---------------------
StarTek USA, Inc.(a)        Colorado              StarTek Teleservices, Inc.
                                                  StarTek Technical Services, Inc.
                                                  StarTek Internet, Inc.
                                                  StarTek, Inc.
                                                  StarPak, Inc.
                                                  StarTek Services

StarTek Europe, Ltd.(a)     Colorado              StarPak, Inc.
                                                  StarPak International, Ltd.

StarTek Pacific, Ltd.(a)    Colorado              StarTek Pacific, Ltd.


Domain.com, Inc.(a)         Delaware              Domain.com, Inc.

Gifts.com, Inc.(b)          Delaware              Gifts.com

Wedding.com, Inc.(c)        Delaware              Wedding.com, Inc.

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(a) Wholly-owned subsidiary of StarTek, Inc.
(b) 19.9% owned by Domain.com, Inc., a wholly-owned subsidiary of StarTek, Inc.
(c) Wholly-owned subsidiary of Domain.com, Inc.